Exhibit 24
POWER OF ATTORNEY
(Re: Huntington Supplemental Stock Purchase and Tax Savings Plan and Trust)
Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Stephen D. Steinour, and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, up to an additional 500,000 shares of the common stock of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits, or similar transactions affecting the common stock of the Corporation generally) in connection with: the Corporation’s Supplemental Stock Purchase and Tax Savings Plan and Trust, along with an indeterminate amount of plan interests thereunder, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of April 21, 2011.
DIRECTORS/OFFICERS:

Signature	Title

/s/ Stephen D. Steinour Stephen D. Steinour	Chairman, Chief Executive Officer, President, and Director (Principal Executive Officer)

/s/ Donald R. Kimble Donald R. Kimble	Senior Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ David S. Anderson	Executive Vice President and Controller

David S. Anderson	(Principal Accounting Officer)

/s/ Don M. Casto III Don M. Casto III	Director

/s/ Ann B. Crane Ann B. Crane	Director

/s/ Steven G. Elliott Steven G. Elliott	Director

/s/ Michael J. Endres Michael J. Endres	Director

Signature	Title

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director

/s/ D. James Hilliker D. James Hilliker	Director

/s/ David P. Lauer David P. Lauer	Director

/s/ Jonathan A. Levy Jonathan A. Levy	Director

/s/ Gerard P. Mastroianni Gerard P. Mastroianni	Director

/s/ Richard W. Neu Richard W. Neu	Director

/s/ David L. Porteous David L. Porteous	Director

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director

/s/ William R. Robertson William R. Robertson	Director